EXHIBIT 5.1

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PILLSBURY WINTHROP LLP
2550 HANOVER STREET  PALO ALTO, CA 94304-1115  650-233-4500  F: 650-233-4545

August 30, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Fiberstars, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Fiberstars, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 100,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 1994 Directors' Stock Option Plan, as amended (the "Stock Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      /s/ PILLSBURY WINTHROP LLP